UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   November 6, 2013

Buckeye Partners, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9356 (Commission File Number)	23-2432497 (I.R.S. Employer Identification No.)

One Greenway Plaza Suite 600 Houston, TX (Address of Principal Executive Offices)	77046 (Zip Code)

Registrant’s telephone number, including area code:   (832) 615-8600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.             Other Events.

On November 6, 2013, Buckeye Partners, L.P. (the “Partnership”) and Buckeye GP LLC, the general partner of the Partnership, entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc., SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC, as representatives of the underwriters (the “Underwriters”), that provided for the issuance and sale by the Partnership, and the purchase by the Underwriters, of $400,000,000 aggregate principal amount of the Partnership’s 2.650% senior unsecured notes due 2018 and $400,000,000 aggregate principal amount of the Partnership’s 5.850% senior unsecured notes due 2043 (collectively, the “Senior Notes”). A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this report and is incorporated by reference herein. The Senior Notes are expected to be issued on November 14, 2013 pursuant to an Indenture, dated as of July 10, 2003, between the Partnership and U.S. Bank National Association (successor to SunTrust Bank), as trustee, as amended and supplemented from time to time. The offering of the Senior Notes has been registered under the Securities Act of 1933, as amended, pursuant to a shelf registration statement on Form S-3 (File No. 333-178097).

Item 9.01.                                        Financial Statements and Exhibits.

(d)	Exhibits.
1.1

Underwriting Agreement, dated as of November 6, 2013, among Buckeye Partners, L.P., Buckeye GP LLC and Barclays Capital Inc., SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC as representatives of the Underwriters

5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the Senior Notes
12.1	Computation of ratios of earnings to fixed charges
23.1	Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.

	By:	Buckeye GP LLC,
its General Partner

		By:	/s/ Todd J. Russo
Todd J. Russo
Vice President, General Counsel and Secretary

Dated November 12, 2013

Exhibit Index

1.1

Underwriting Agreement, dated as of November 6, 2013, among Buckeye Partners, L.P., Buckeye GP LLC and Barclays Capital Inc., SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC as representatives of the Underwriters

5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the Senior Notes
12.1	Computation of ratios of earnings to fixed charges
23.1	Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 5.1)